                                                            Exhibit (10)(iii)(c)


                     HONEYWELL-NORWEST RABBI TRUST AGREEMENT

               (Amended and Restated Effective September 20, 1994)

                                TABLE OF CONTENTS

ARTICLE I - THE TRUST AND TRUST FUND . . . . . . . . . . . . . . . . . . . .   3
     1.1    ESTABLISHMENT OF TRUST . . . . . . . . . . . . . . . . . . . . .   3
     1.2    PAYMENTS TO PLANS' PARTICIPANTS AND THEIR BENEFICIARIES. . . . .   5

ARTICLE II - RELEASE OF THE TRUST FUNDS  . . . . . . . . . . . . . . . . . .   8
     2.1    TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO PLANS'
            PARTICIPANTS AND THEIR BENEFICIARIES WHEN COMPANY IS
            INSOLVENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
     2.2    RECAPTURE OF EXCESS ASSETS . . . . . . . . . . . . . . . . . . .  10
     2.3    RETURN OF ASSETS TRANSFERRED TO TRUSTEE UPON POTENTIAL CHANGE
            IN CONTROL . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE III - TRUST FUND AND INVESTMENT AUTHORITY. . . . . . . . . . . . . .  12
     3.1    TRUST FUND . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     3.2    INVESTMENT AUTHORITY . . . . . . . . . . . . . . . . . . . . . .  12
     3.3    INVESTMENT MANAGERS. . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE IV - CHANGE IN CONTROL . . . . . . . . . . . . . . . . . . . . . . .  16
     4.1    CHANGE IN CONTROL. . . . . . . . . . . . . . . . . . . . . . . .  16
     4.2    POTENTIAL CHANGE IN CONTROL. . . . . . . . . . . . . . . . . . .  17
     4.3    NOTICE TO TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE V - TRUSTEE ACCOUNTING; RESPONSIBILITY . . . . . . . . . . . . . . .  19
     5.1    TRUSTEE ACCOUNTING . . . . . . . . . . . . . . . . . . . . . . .  19
     5.2    RESPONSIBILITIES OF TRUSTEE. . . . . . . . . . . . . . . . . . .  20

ARTICLE VI - RESIGNATION AND REMOVAL OF TRUSTEE, SUCCESSOR TRUSTEE . . . . .  23
     6.1    RESIGNATION AND REMOVAL OF TRUSTEE . . . . . . . . . . . . . . .  23
     6.2    APPOINTMENT OF SUCCESSOR . . . . . . . . . . . . . . . . . . . .  24

ARTICLE VII - AMENDMENT OR TERMINATION . . . . . . . . . . . . . . . . . . .  26
     7.1    AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     7.2    TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE VIII - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .  27
     8.1    INVALID PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .  27
     8.2    NON-ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . .  27
     8.3    GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . .  27
     8.4    EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . .  27
     8.5    FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . .  27
     8.6    NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     8.7    STATUS OF EXECUTIVES . . . . . . . . . . . . . . . . . . . . . .  28
     8.8    GENDER . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     8.9    SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     8.10   COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . .  29

EXHIBIT A. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     HONEYWELL SUPPLEMENTARY RETIREMENT PLANS. . . . . . . . . . . . . . . .  30

EXHIBIT B. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     HONEYWELL SUPPLEMENTARY RETIREMENT PLANS' PAYMENT
         SCHEDULE AND PARTICIPANTS' VALUATION AS OF MARCH
         1, 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

EXHIBIT C. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     ACTUARIAL ASSUMPTIONS AND METHODOLOGY . . . . . . . . . . . . . . . . .  32

EXHIBIT D. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    33
     SCHEDULE OF TRUSTEE FEES. . . . . . . . . . . . . . . . . . . . . . . .  33


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

                     HONEYWELL-NORWEST RABBI TRUST AGREEMENT

               (Amended and Restated Effective September 20, 1994)

AGREEMENT made as of the 26 day of February, 1993, and amended as of September 20, 1994, by and between Honeywell Inc., a corporation organized under the laws of the State of Delaware (hereinafter referred to as the "Company"), and Norwest Bank Minnesota, NA, a national banking association (hereinafter referred to as the "Trustee").


WITNESSETH:

WHEREAS, in addition to the benefits provided under the Honeywell Retirement Benefit Plan to certain management employees and retirees under said plan (who are sometimes hereinafter called "Executives" or referred to singly as "Executive"), or their beneficiaries, selected by the Company, the Company has adopted supplemental retirement plans as listed in Exhibit A as the same have been or may hereafter be amended or restated (hereinafter called the "Plans" or, where the context requires the singular, the "Plan"); and

WHEREAS, the Company has incurred, or expects to incur liability under the terms of such Plans, with respect to the individuals participating in such Plans;

WHEREAS, the Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to the Plans' participants and their beneficiaries in such manner and at such times as specified in the Plans;

WHEREAS, it is the intention of the parties that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended;

WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

ARTICLE I - THE TRUST AND TRUST FUND

1.1  ESTABLISHMENT OF TRUST.

     (a) The Company hereby deposits with the Trustee in trust $4 million, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

     (b)  The Trust hereby established shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"), and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Plans' participants and general creditors as herein set forth. The Plans' participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of the Plans' participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in
          Section 2.1 herein.

     (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan's participant or beneficiary shall have any right to compel such additional deposits. Not later than seven (7) days after the occurrence of a Potential Change in Control of the Company (as defined in Article IV hereof), the Company shall deliver to the Trustee to be held in trust hereunder an additional amount of cash (or marketable securities having a fair market value equal to such amount, or some combination thereof) representing the sum of the amounts, after taking into account the current cash surrender value of life insurance contacts owned by the Trust and the fair market value of other assets then held in the Trust, determined by the Company's actuaries, using the assumptions and methodology set forth in Exhibit B, that will be sufficient to fund the Company's obligations to pay the Executives' or their beneficiaries' projected benefits under the Plans, plus such other amounts as may be necessary for expenses and other costs of maintaining the Trust (such sum, collectively, the "Funding Amount"). In the event of a Potential Change in Control of the Company, the Company may at six-month intervals commencing on the date of such Potential Change in Control or more frequently as determined by the Company, unless the Trust Funds (as defined in Section 3.1(a)) shall theretofore have been released pursuant to Article II hereof, recalculate the Funding Amount as of the end of the month immediately preceding such six-month or such other more frequent interval date, treating the Potential Change in Control as having occurred at the end of such month. If the amount so calculated exceeds the fair market value of the assets then held in the Trust (as determined above), the Company may pay to the Trustee an amount in cash (or marketable securities having a fair market value equal to such amount, or some combination thereof) equal to such excess. If the Funding Amount so calculated is less than the fair market value of the assets held in trust, the Trustee, upon receipt of a written request from the Company, which written request is received by the Trustee prior to the occurrence of a Change in Control of the Company, shall distribute to the Company such difference in cash.

     (f) Upon a Change in Control of the Company, the Company shall, as soon as possible, but in no event longer than 10 days following the Change in Control of the Company, as defined herein, make an irrevocable contribution to the Trust of the excess, if any, of the Funding Amount over fair market value of the assets then held in the Trust (as determined above) determined as of the date on which the Change in Control of the Company occurred.

     (g) The Company shall provide the Trustee with a certified copy of the Plans and all amendments thereto and of the resolutions of the Board of Directors of the Company approving the Plans and all amendments thereto, promptly upon their adoption or, if later, the date of this Trust Agreement.

1.2  PAYMENTS TO PLANS' PARTICIPANTS AND THEIR BENEFICIARIES.

     (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") in the format and as initially provided in Exhibit C that indicates the amounts payable in respect of each Plan's participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plans' participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal or state taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company. A modified Payment Schedule shall be delivered by the Company to the Trustee annually upon each anniversary of the effective date of this Trust Agreement and upon the occurrence of any event requiring a modification of the Payment Schedule. Following a Change in Control of the Company, the Company shall also furnish a Payment Schedule or modified Payment Schedule for any or all Plan(s) upon request by the Trustee at any other time.

     (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by the Company or such party as it designates under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans.

     (c) The Company may make payment of benefits directly to Plans' participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient and shall thereafter reduce the amounts payable to the Plans' participants or their beneficiaries by multiplying such amounts by a fraction, the numerator of which is the value of the Trust Fund and the denominator of which is the sum of the actuarial present value of the Plans' participants' (or their beneficiaries') estimated monthly accrued benefits shown on Exhibit C. The actuarial present values shall be calculated as of the date that the monthly benefits are to be paid. Upon a Change in Control of the Company, a modified Payment Schedule will be prepared.

     (d) In the event any Executive is determined to be subject to federal income tax on any amount payable under the Trust prior to the time of payment hereunder, the entire amount determined to be so taxable shall be distributed by the Trustee to such Executive. An amount shall be determined to be subject to federal income tax upon the earliest of:

          (i) a final determination by the United States Internal Revenue Service (hereinafter referred to as the "IRS") addressed to the Executive which is not appealed to the courts;

          (ii) a final determination by the United States Tax Court or any other federal court affirming any such determination by the IRS; or

          (iii) an opinion by the Tax Counsel of the Company, addressed to the Company and the Trustee, that, by reason of Treasury Regulations, amendments to the Code, published IRS rulings, court decisions or other substantial precedent, amounts hereunder are subject to federal income tax prior to payment.

          The Company shall undertake at its sole expense to defend any tax claims described herein which are asserted by the IRS or by any state revenue authority against any Executive, including attorneys' fees and costs of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the IRS, by any state revenue authority or by a lower court. The Company shall also reimburse any Executive for any interest or penalties in respect of federal or state tax claims hereunder upon receipt of documentation of same. In addition, the Company shall reimburse any Executive for the amount of excise taxes paid by the Executive pursuant to a determination of the IRS under Section 4999 of the Code, as it may be amended from time to time, with respect to the payment made to the Executive by the Trust and with respect to any such reimbursement, following a final determination of a federal court affirming any such determination by the IRS. Any distributions from the Trust Fund to an Executive under this Section 1.2(d) shall be applied to reduce Company liabilities to such Executive under the Plans.

ARTICLE II - RELEASE OF THE TRUST FUNDS

2.1 TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO PLANS' PARTICIPANTS AND THEIR BENEFICIARIES WHEN COMPANY IS INSOLVENT.

     (a) The Trustee shall cease payment of benefits to the Plans' participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if:

               (i)    the Company is unable to pay its debts as they become due;
                      or

               (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code; or

               (iii) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of taking possession by receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or make any assignment for the benefit of creditors, or take any corporate action in furtherance of any of the foregoing.

     (b)  At all times during the continuance of the Trust, as provided in
          Section 1.1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below:

               (i) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the

                    Trustee shall discontinue payment of benefits to Plans' participants or their beneficiaries.

              (ii) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

             (iii) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plans' participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

              (iv) The Trustee shall resume the payment of benefits to the Plans' participants or their beneficiaries in accordance with Section 1.2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 2.1(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Plans' participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to the Plans' participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

2.2  RECAPTURE OF EXCESS ASSETS.

     (a) In the event the Trust shall hold Excess Assets (as defined in subsection (b)), the Company, at its option, may direct the Trustee to return part or all of such Excess Assets to the Company.

     (b) "Excess Assets" is that market value of assets of the Trust which are in excess of one hundred twenty-five percent (125%) of the present value of all benefits payable under the Plans on a pre-tax basis to the Plans' participants and their beneficiaries.

     (c) The calculation required by Section 2.2(b) shall be based on the terms of the Plans and the actuarial assumptions and methodology set forth in Exhibit B, except that life insurance contracts owned by the Trust shall be valued at their current cash surrender value. Before a Change in Control of the Company, the calculation shall be made by the Company or a qualified actuary or consultant selected by the Company. After a Change in Control of the Company, the calculation shall be made by a qualified actuary or consultant selected by the Trustee.

     (d) Excess Assets shall be returned to the Company in the following order of priority:

               (i)   Cash and cash equivalents;

               (ii) All taxable investments of the Trust (other than cash and cash equivalents and contracts with insurers), in such order as the Company may request;

               (iii) All non-taxable investments of the Trust (other than cash and cash equivalents and contracts with insurers), in such order as the Company may request; and

               (iv)  Contracts with insurers.


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

2.3 RETURN OF ASSETS TRANSFERRED TO TRUSTEE UPON POTENTIAL CHANGE IN CONTROL. In the event the Company delivers funds to the Trustee pursuant to Section 1.1(e) upon a Potential Change in Control of the Company, any such amount which shall have been transferred pursuant to Section 1.1(e), including any additional amounts transferred as a result of recalculations at six-month intervals, shall be returned to the Company no later than the 30th day following receipt by the Trustee of a notice that the Board of Directors has adopted a resolution that such Potential Change of Control of the Company has lapsed unless at any time prior to such return date a Change in Control of the Company or another Potential Change in Control of the Company shall have occurred; provided, however, that in no event shall the corpus of the Trust after any transfer of funds pursuant to this Section
     2.3 be less than the corpus of the Trust immediately prior to the initial transfer of additional funds to the Trust after the occurrence of a Potential Change in Control of the Company pursuant to Section 1.1(e).


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

ARTICLE III - TRUST FUND AND INVESTMENT AUTHORITY

3.1  TRUST FUND.

     (a) As used in this Trust Agreement, the term "Trust Fund" shall mean the amounts delivered to the Trustee as described in Section 1.1(a) hereof all amounts delivered thereafter pursuant to Section 1.1(e) and
          Section 1.1(f) hereof, plus all interest and dividends paid in respect thereof (and less such amounts distributed from the Trust pursuant to Sections 1.2, 2.1, 2.2 and 5.2(i) hereof), in whatever form held or invested as provided in this Trust Agreement.

     (b) The Trust is intended to be a trust of which the Company is treated as the owner for federal income tax purposes in accordance with the provisions of Sections 671 through 679 of the Code. If the Trustee, in its sole discretion, deems it necessary or advisable for the Company or the Trustee to undertake or refrain from undertaking any actions (including, but not limited to, making or refraining from making any elections or filings) in order to ensure that the Company is at all times treated as the owner of the Trust for federal income tax purposes, the Company or the Trustee will undertake or refrain from undertaking (as the case may be) such actions. The Company hereby irrevocably authorizes the Trustee to be its attorney-in-fact for the purpose of performing any act which the Trustee, in its sole discretion, deems necessary or advisable in order to accomplish the purposes and the intent of this Agreement.

     (c) During the term of the Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

3.2 INVESTMENT AUTHORITY. Prior to a Change in Control of the Company, the Trust Fund shall be invested primarily in insurance contracts or policies. The Trustee shall have the investment discretion and power to invest and reinvest in, or exchange assets for, any such insurance contracts or policies (including, by way of example and not by limitation, variable insurance policies where the cash value is invested in equity or other funds subject to the control of the insurance carrier and which may increase or decrease in value with the performance of the fund over time), or other properties (as investments in such other properties may be directed by the Company or, absent such direction, as the Trustee deems advisable without being limited in the selection of investments by any statutes, rules of law, custom or usage). After a Change in Control of the Company, the Trustee shall have and exercise sole investment discretion with respect to all assets of the Trust, including the power to appoint an Investment Manager (who may be an affiliate of the Trustee). Subject to the foregoing, the Trustee shall possess the powers conferred upon the Trustee either expressly by, or by necessary implication of, the other provisions of this Trust Agreement, and all other powers, not inconsistent with law or equity, as may be necessary and proper to attain the objectives of this Trust Agreement. By way of illustration, and not by way of limitation, the Trustee shall have power:

          (i) to enter into any annuity or other contract or policy with an insurance company or companies, either as an investment or otherwise, provided that the Trustee shall be the sole owner of all such contracts or policies and all such contracts or policies shall be held as assets of the Trust;

         (ii) to invest such amounts as it reasonably determines to be appropriate for administrative convenience or short term liquidity needs in interest-bearing depository accounts established within the Trustee's banking department;

        (iii) to purchase, receive or subscribe for any securities or other property;

         (iv) to exercise any conversion privilege or subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustments of the finances of any corporation, entity or association, or to the sale, mortgage, pledge or lease of the property of any corporation, entity or association any of the securities of which may at any time be held by it and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith and to hold and retain any securities or other property which it may so acquire; and to deposit any such property with any protective, reorganization or similar committee, and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited;

          (v) to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust;

         (vi) subject to Section 5.2(e) and Section 5.2(f), to have and possess any or all of the rights of an owner with respect to any life insurance contract or policy held in the Trust Fund including, without limiting the generality of the foregoing, the rights to receive or apply dividends or distributive shares or loans on account of any such policy as may be available; to sell, assign or pledge the policy; to surrender the policy; and to exercise any option or privilege granted in the policy;

        (vii) to register any securities held by it hereunder in its own name or in the name of a nominee with or without the addition of words indicating that such securities are held in a fiduciary capacity and to hold any securities in bearer form and to deposit any securities or other property in a depository or a clearing corporation;

       (viii) to make, execute and deliver, as Trustee, any and all deeds, leases, mortgages, conveyances, waivers, releases or other instruments in writing necessary or desirable for the accomplishment of any of the powers listed in this Section 3.2;

         (ix) to invest in securities (including stock or rights to acquire stock) or obligations issued by the Company; and

          (x) to take any and all actions as may be necessary or desirable for the administration of the Trust and the protection of the Trust Fund.

     All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants except that voting rights with respect to Trust assets will be exercised by the Company. Provided, however, the Company shall have the right at anytime prior to a Change in Control of the Company, and from time to time prior to a Change in Control of the Company in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

Prior to a Change in Control of the Company, if an investment requirement or directed investment transaction under or pursuant to this Section 3.2 violates any duty to diversify, to maintain liquidity or to meet any other investment standard under the Trust or applicable law, the entire responsibility shall rest upon the Company.

3.3 INVESTMENT MANAGERS. After a Change in Control of the Company, the Trustee may from time to time appoint one or more Investment Managers to manage any portion of the Trust Fund and, with respect to such portion, to direct the Trustee with respect to effecting investment transactions on behalf of the Trust Fund and exercising such other powers as may be granted to Investment Managers hereunder.

ARTICLE IV - CHANGE IN CONTROL

4.1 CHANGE IN CONTROL. For purposes of this Trust Agreement, a "Change in Control" of the Company shall have occurred if:

     (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any subsidiary of the Company, any "person" (as hereinabove defined) acting on behalf of the Company as underwriter pursuant to an offering who is temporarily holding securities in connection with such offering, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities;

     (b) during any period of not more than 2 consecutive years (not including any period prior to January 17, 1989), individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board"), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c), or (d) of this Section 4.1) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

     (c) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30 percent the combined voting power of the Company's then outstanding securities; or

     (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

4.2  POTENTIAL CHANGE IN CONTROL.

     For purposes of this Trust Agreement, a "Potential Change in Control" of the Company shall have occurred if:

     (a) the Company enters into any agreement the consummation of which would result in the occurrence of a Change in Control of the Company; or

     (b) any "person" (as defined in Section 4.1(a)) (including the Company) publicly announces an intention to take actions which if consummated would result in a Change in Control of the Company; or

     (c) securities representing more than l0 percent of the combined voting power of the Company's then outstanding securities are acquired by any person (as defined in Section 4.1(a)), (other than the Company, any subsidiary of the Company, any "person" (as defined in Section 4.1(a)) acting on behalf of the Company as underwriter pursuant to an offering who is temporarily holding securities in connection with such offering, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), unless such person has reported or is required to report such ownership (which shall not represent in excess of 25 percent of the combined voting power of the Company's then outstanding securities) on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to, or reserve the right to, control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 (or any comparable Item) of such
          Schedule 13D (other than the disposition of the securities) and, within 10 days of being requested by the Company to advise it regarding the same, certifies to the Company that (i) such person acquired such securities of the Company in excess of 14.9 percent of the combined voting power of the Company's than outstanding securities inadvertently and (ii) such person, together with its affiliates, will not acquire any additional securities of the Company while the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 14.9 percent of the combined voting power of the Company's then outstanding securities; provided, however, that if the person requested to so certify fails to do so within 10 days, then such occurrence shall become a Potential Change in Control of the Company immediately after the expiration of such 10 day period; or

     (d) the Board adopts a resolution to the effect that a Potential Change in Control of the Company has occurred.

4.3 NOTICE TO TRUSTEE. The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing that a Potential Change in Control of the Company or Change in Control of the Company has occurred and such notice shall be given within 5 days of the occurrence of such Potential Change in Control of the Company or Change in Control of the Company. The Trustee may rely on such notice or on any other actual notice reasonably satisfactory to the Trustee, of such a Change in Control of the Company or Potential Change in Control of the Company which the Trustee may receive.

ARTICLE V - TRUSTEE ACCOUNTING; RESPONSIBILITY

5.1  TRUSTEE ACCOUNTING.

     (a) The duties and responsibilities of the Trustee shall be limited to those expressly set forth in this Trust Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee.

     (b) If, pursuant to Section 2.1 hereof, all or any part of the Trust Fund is at any time attached, garnished, or levied upon by any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by a court affecting such property or any part thereof, then and in any of such events the Trustee shall notify the Company and, upon its direction, the Trustee shall rely upon and comply with any such order, writ, judgment or decree, or take such other steps which the Company may direct, and it shall not be liable to the Company (or any of its subsidiaries) or any Executive by reason of following such directive or taking any action thereon, in the event that direction is not provided by the Company, even though such order, writ, judgment or decree subsequently may be reversed, modified, annulled, set aside or vacated.

     (c) The Trustee shall maintain such books, records and accounts as may be necessary for the proper administration of the Trust Fund, and shall render to the Company, on or prior to each February 15 following the date of this Trust Agreement until the termination of this Trust Agreement (and within 45 days of such termination), an accounting with respect to the Trust Fund as of the end of the then most recent calendar year (or as of the date of such termination). In the absence of the filing in writing with the Trustee by the Company of exceptions or objections to any such report within one year the Company shall be deemed to have approved such account; and in such case, the Trustee shall, to the maximum extent permitted by law, be released, relieved and discharged with respect to all matters and things set forth in such accounts as though such account had been settled by the decree of a court of competent jurisdiction in any action or proceeding in which the Company, all other persons having fiduciary responsibility with respect to the Trust, and all persons having any beneficial interest in the Plans were parties. No person other than the Company may require an accounting or bring any action against the Trustee with respect to the Trust or its actions as Trustee.

5.2  RESPONSIBILITIES OF TRUSTEE.

     (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans or this Trust and is given in writing by the Company. In the event of a dispute between the Company and an Executive, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust Agreement, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

     (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder and may receive reimbursement for the payment of its reasonable and proper expenses and compensation from the Company, or, if not paid by the Company, directly from the Trust Fund.

     (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and may receive reimbursement for the payment of their reasonable and proper expenses and compensation from the Company, or, if not paid by the Company, directly from the Trust Fund.

     (e) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) However, notwithstanding the provisions of paragraph Section 5.2(e) above, the Trustee may, prior to a Change in Control of the Company, loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

     (g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or by applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

     (h) The Trustee shall also be fully protected in relying upon any notice given hereunder which it in good faith believes to be genuine and executed and delivered in accordance with this Trust.

     (i) The Trustee shall be reimbursed by the Company for its reasonable expenses incurred in connection with the performance of its duties hereunder and shall be paid reasonable fees for the performance of such duties in accordance with Exhibit D attached to this Trust Agreement, which may be revised upon agreement of the parties effective as of each anniversary of the effective date of this Trust Agreement commencing with the second anniversary of this Trust Agreement. Such fees and expenses shall be deducted by the Trustee from the Trust Fund at the times stipulated in Exhibit D.

     (j) The Trustee shall not be responsible for the preparation and filing of any reports or returns required by law to be filed with any federal or state governmental authorities with respect to the Trust; provided, however, that the Trustee shall, upon request of the Company, supply the necessary information for preparation of such reports or returns and shall, if necessary and at the direction of the Company, sign any such reports or returns as Trustee.

     (k) In the event that the Company engages a third party administrator to assist the Company in the performance of its duties under this Trust Agreement, all directions to the Trustee shall be made by the Company.

ARTICLE VI - RESIGNATION AND REMOVAL OF THE TRUSTEE, SUCCESSOR TRUSTEE

6.1  RESIGNATION AND REMOVAL OF TRUSTEE.

     (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 120 days after receipt of such notice unless the Company and the Trustee agree otherwise.

     (b) The Trustee may be removed by the Company on 15 days written notice to the Trustee or upon shorter notice accepted by Trustee;

     (c) Upon a Change in Control of the Company, as defined herein, the Trustee may not be removed by the Company for 2 years after the Change in Control of the Company;

     (d) If the Trustee resigns within 2 years after a Change in Control of the Company, as defined herein, the Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions;

     (e) If the Trustee is removed by the Company more than 2 years after a Change in Control of the Company, as defined herein, the Trustee shall select a successor Trustee in accordance with the provisions of
          Section 6.2(b) hereof prior to the effective date of the Trustee's removal.

     (f) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets of the Trust shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 180 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

     (g) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 6.2 or 6.1(d), as the case may be, hereof, by the effective date or resignation or removal under paragraphs (a) or (b) of this

          Section 6.1. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

6.2  APPOINTMENT OF SUCCESSOR.

     (a) If the Trustee resigns in accordance with Section 6.1(a) hereof, more than 2 years after a Change in Control of the Company or the Trustee is removed pursuant to Section 6.1(b) prior to a Change in Control of the Company, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

     (b) If the Trustee is removed pursuant to the provisions of Section 6.1(e) hereof more than 2 years after a Change in Control of the Company and selects a successor Trustee, the Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

     (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 5.1 and 5.2 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

ARTICLE VII - AMENDMENT OR TERMINATION

7.1 AMENDMENT. This Trust Agreement may be amended by a written instrument executed by Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans or shall make the Trust revocable.

7.2  TERMINATION.

     (a) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

     (b) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, the Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to the Company.

     (c) This Agreement may not be amended by the Company for 2 years following a Change in Control of the Company, as defined herein.

ARTICLE VIII - MISCELLANEOUS

8.1 INVALID PROVISIONS. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

8.2 NON-ASSIGNMENT. Benefits payable to Plans' participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

8.3 GOVERNING LAW. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to its principles of conflicts of laws.

8.4 EFFECTIVE DATE. The effective date of this amended and restated Trust Agreement shall be September 20, 1994.

8.5 FURTHER ASSURANCES. The Company shall at any time and from time to time, upon the reasonable request of the Trustee, execute and deliver such further instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Trust.

8.6 NOTICES. Whenever in this Trust Agreement it shall be required or permitted that notice or demand be given or served by either party to this Trust Agreement, or by an Executive, such notice or demand shall be given or served in writing and sent to the parties at the addresses set forth below:

     If to Company:      Honeywell Inc.
                         ATTN: Vice President, Corporate
                              Compensation and Benefits
                         Honeywell Plaza
                         Minneapolis, MN  55408
                         Fax: (612)951-2266


     If to Trustee:      Norwest Bank Minnesota, NA

                         ATTN: Ms. Jill Greene
                         6th Street and Marquette
                         Minneapolis, MN  55479-0035
                         Fax:  (612) 667-4620


If to an Executive, to the address of such Executive as listed next to his or her name on his or her Payment Schedule.

All such notices shall be sent (i) by certified or registered mail and shall be deemed to be received 3 days after the date of mailing; (ii) by Federal Express or similar overnight courier and shall be deemed to be received one business day after delivery to Federal Express or similar overnight courier; (iii) by facsimile transmission and shall be deemed to be received on the date of transmission on a business day, or on the first business day following transmission if transmitted on a non-business day, or on the first business day following transmission if transmitted on a non-business day provided that telephonic confirmation of receipt of the transmission has been received promptly after transmission; or (iv) by personal service and shall be deemed to be received on the same day as service. Any such address or facsimile number may be changed from time to time by either party serving notices as above provided.

8.7 STATUS OF EXECUTIVES. Executives have only the Company's unfunded and unsecured promise to pay benefits under the Plans and the status of a general unsecured creditor.

8.8 GENDER. Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.

8.9 SUCCESSORS. This Trust Agreement shall be binding upon and inure to the benefit of any successor to the Company or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor thereto shall promptly notify the Trustee in writing of its successorship and furnish the Trustee with the Payment Schedule specified in Section 1.2 of this Trust Agreement. In no event shall any such transaction described herein suspend or delay the rights of Executives to receive payments hereunder.

8.10 COUNTERPARTS. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one Trust Agreement.

     IN WITNESS WHEREOF, the parties have executed this amended and restated Trust Agreement as of the effective date set forth in Section 8.4 hereof.

HONEYWELL INC.                                        NORWEST BANK MINNESOTA, NA



By   ____________________________       By_____________________________
     Michael R. Bonsignore              Name _______________________
Its  Chairman and Chief                      Its Authorized Vice President
     Executive Officer

                                  EXHIBIT A

                  HONEYWELL SUPPLEMENTARY RETIREMENT PLANS
             (AMENDED AND RESTATED EFFECTIVE SEPTEMBER 20, 1994)



     Honeywell Supplementary Retirement Plan
     Honeywell Supplementary Executive Retirement Plan for Benefits in Excess of Limits under Tax Reform Act of 1986
     Honeywell Supplementary Executive Retirement Plan
          for CECP Participants
     Honeywell Supplementary Executive Retirement Plan for
          Compensation in Excess of $200,000
     Honeywell Supplementary Executive Retirement Plan for
          Mid-Career Hires
     G. Nichols Simonds Supplementary Executive Retirement
          Plan
     D. Larry Moore Supplementary Executive Retirement
          Agreement
     Pelham Supplementary Executive Retirement
          Agreement
     Yamashita Supplementary Executive Retirement
          Agreement

                                    EXHIBIT B

                      ACTUARIAL ASSUMPTIONS AND METHODOLOGY


Mortality:               85% of 1983 Group Annuity Mortality Table has been
                         used, with separate rates for males and females, for healthy lives, and the OASDI Mortality Table has been used for disabled lives.

Discount Rate:      8.5% per annum, compounded annually.

Future Earnings
     Levels:        6.0% per year

Employee Turnover:  None

Retirement Age:     It has been assumed that the following early retirement
                    utilization scale will be experienced:
                         Age  % Retiring     Age  % Retiring
                         -----------------------------------
                         55        2          62       20
                         56        3          63       15
                         57        3          64       20
                         58        4          65       40
                         59        5          66       25
                         60        8          67       25
                         61       10          68      100

Disability:         None

Expenses and
    Contingencies:  None

Inflation:          4% per year

Wage Base
    Increases:      6% per year

Form of Benefit
    Distribution:   Life Annuity or actual retirement form for participants in pay status.

Cost Method:        Aggregate method (Actuarial Present Value of Total Projected
                    Benefits under the Plans were determined).

                                    EXHIBIT C

           HONEYWELL SUPPLEMENTARY RETIREMENT PLANS' PAYMENT SCHEDULE
            AND PARTICIPANTS' VALUATION AS OF _______________________



                                        Estimated
                                        Monthly
          Social    Active/             Accrued Benefit           Actuarial Present
          Security  Retired   Form of   Payable_____in the        Value of Estimated           Lump Sum Optional
Name      Number    Status    Payment   Event of Retirement*      Monthly Accrued Benefit**    Form of Distribution
-------------------------------------------------------------------------------------------------------------------

     *    All Plans Combined (Total Benefit less Qualified Plan Benefit)

     ** Calculated as of ____________________, assuming early retirement on that date and using actuarial equivalent factors pursuant to the Plan documents. This schedule will be revised as of each benefit distribution date. Actual benefit payment amounts will be provided by Honeywell prior to any benefit distribution.

                                    EXHIBIT D

                            SCHEDULE OF TRUSTEE FEES



1.   BASIC TRUSTEE FEE

     The basic annual trustee fee for
     all services contemplated by the
     Trust Agreement other than the
     annual Additional Trustee Fees
     attributable to enhanced services
     set forth in Paragraph 2                                         $10,000.00


2.   ADDITIONAL ANNUAL TRUSTEE FEES

     (a)  Monitoring and processing
          of Recapture of Excess
          Assets by Company pursuant
          to Section 2.2                                               $5,000.00

     (b)  Payment of Benefits directly
          to retired Executives
          (including federal and state
          tax withholding)                                            $10,000.00

     (c)  Exercise of sole investment
          discretion with respect to
          all assets of the Trust                                     $20,000.00


3.   ACTIVITY-RELATED FEES

     (a)  Security transactions (other
          than money market buys and sells)                  $25 per transaction

     (b)  Money market buys and sells                         $3 per transaction

     (c)  Reimbursement of benefit
          payments or expenses to Honeywell                  $15 per transaction

     (d)  Lumps sum payment of benefits
          directly to retired executives                         $15 per payment

     (e)  Recurring (periodic) payments
          directly to retirees                                    $3 per payment


     The basic Trustee fee for the initial 12 months of Trustee services and each anniversary thereafter shall be paid in advance and deducted from the Trust Fund. Activity related fees and additional Trustee fees (determined on a pro rata basis which is based upon the period of time during which the applicable services are rendered) shall be paid in arrears and deducted from the Trust Fund on each anniversary of the effective date of the Trust Agreement.